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                                                                   EXHIBIT 10.14

                               SERVICES AGREEMENT

               THIS AGREEMENT made as of the 1st day of June, 1999

B E T W E E N:

                        COTT CORPORATION, a corporation amalgamated under the laws of Canada

                        (hereinafter called "Cott")

                                                               OF THE FIRST PART

                        - and -

                        DEUTERONOMY INC., a corporation incorporated under the laws of the Province of Ontario

                        (hereinafter called "Deuteronomy")

                                                              OF THE SECOND PART

                        - and -

                        DONALD WATT, of the Township of King, in the Province of Ontario

                        (hereinafter called "Don")

                                                               OF THE THIRD PART

     WHEREAS Retail Brands Corporation, Deuteronomy, Don and Patricia Watt entered into a services agreement made as of the 6th day of February, 1992 (the "Original Agreement");

     AND WHEREAS the parties hereto wish to enter into this agreement in replacement of and substitution for the Original Agreement;

     AND WHEREAS Cott is engaged in the business of developing, manufacturing, marketing, merchandising, distributing and selling carbonated beverages and programs for itself and retailers (the "Business");

     AND WHEREAS Don is the sole shareholder of Deuteronomy;

     AND WHEREAS Cott has agreed to retain the services of Deuteronomy on the terms set out herein;

     AND WHEREAS the personnel of Deuteronomy presently includes Don, Niamh O'Sullivan and Mac McQuaker, and such additional persons as may be employed by Deuteronomy (with the consent of Cott, which consent shall not be unreasonably withheld) from time to time (the "Deuteronomy Personnel");
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     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1. The parties agree that the Original Agreement is no longer in effect, and none of the parties shall assert any rights or claims thereunder.

2. From and after the date hereof Deuteronomy shall provide to Cott the services described in Schedule "A" hereto and any other similar services which may be required by Cott from time to time.

3. In order to provide the above mentioned services, Deuteronomy will, at its cost, provide all personnel suitably qualified as necessary relative to the sphere of work in which such personnel will be engaged. Deuteronomy shall ensure that all the Deuteronomy Personnel shall act at all times in a manner appropriate to the trust and confidence placed in them by Cott. Deuteronomy shall ensure that the Deuteronomy Personnel shall duly and diligently perform the services to be provided by them, shall devote their time, attention and ability to the Business and the business of Cott's associates, subsidiary bodies corporate and affiliated bodies corporate (as such terms are defined in the Canada Business Corporations Act) ("Related Companies") and shall well and faithfully serve and use their best efforts to promote the interests of Cott and its Related Companies. Deuteronomy shall further ensure that the Deuteronomy Personnel shall direct to Cott and its Related Companies all business and other corporate opportunities of which they become aware which relate to the Business and the business of its Related Companies.

4. In consideration of the provision of services by Deuteronomy as aforesaid, Cott will pay Deuteronomy as follows:

     (a) subject to paragraph 5 hereof, a fee of $500,000 (Cdn.) per annum (the "Annual Fee"), payable in equal monthly instalments in arrears on the last day of each month during the currency of this agreement; and

     (b) all reasonable out-of-pocket expenses properly incurred by Deuteronomy and the Deuteronomy Personnel in providing services to Cott (other than any income taxes payable on the net income of Deuteronomy), provided that the costs of Deuteronomy Personnel (including salaries payable to, and any severance or other costs or obligations resulting from the termination of, any of the Deuteronomy Personnel), any travel expenses (including those relating to travel to customer locations), and any automobile expenses (including gas, oil, repairs, maintenance, license and insurance costs) shall be solely for the account of Deuteronomy.

All fees and expenses to which Deuteronomy is entitled, shall be paid to Deuteronomy forthwith upon presentation by Deuteronomy to Cott of invoices therefor, provided that Cott shall not be invoiced by Deuteronomy more frequently than every two weeks.

5. It is acknowledged that included in the Annual Fee is the sum of $118,000 (Cdn.) allocated for the annual remuneration of the Deuteronomy Personnel other than Don ("Personnel Cost"). The Annual Fee shall be reduced from time to time, on a dollar for dollar basis, to the extent that the total annual remuneration payable by Deuteronomy to any of the Deuteronomy
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Personnel, other than Don, is less than the Personnel Cost. Deuteronomy shall provide Cott and its representatives with access, from time to time upon the request of Cott, to Deuteronomy's books and records in order to verify the Personnel Cost.

6. There shall be added to any payment and reimbursement required to be made by Cott to Deuteronomy hereunder, the amount of any tax, including goods and services tax, that is exigible in respect of such payment, which amount shall be due at the same time as the payment or reimbursement on which the tax is imposed, or such other date on which such tax is required to be paid pursuant to any applicable legislative or regulatory requirements ("due date"). Cott shall reimburse and indemnify Deuteronomy in full for any taxes, interest and penalties paid by Deuteronomy arising from the failure of Cott to remit any applicable taxes on the due date.

7.   So long as this agreement is in effect and for a period of:

     (a)  two years if

          (i) Deuteronomy voluntarily terminates this agreement or this agreement is terminated for cause hereunder, or

          (ii) Don voluntarily terminates his service arrangements with Deuteronomy; or

     (b) one year if Don otherwise ceases to provide services, directly or indirectly to Cott;

commencing immediately thereafter, Deuteronomy and Don shall not directly or indirectly without the prior written consent of the board of directors of Cott (which may be unreasonably withheld);

     (c)  compete with the Business in or in respect of any of:

          (i) the Provinces of Canada where Cott renders or carries on the Business whether or not Cott has a physical presence in such jurisdiction, or

          (ii) the States or Possessions of the United States of America where Cott renders or carries on the Business whether or not Cott has a physical presence in such jurisdiction, or

          (iii)any other country, state, province or political subdivision in which any clients or potential clients of Cott, render or carry on business, whether or not Cott has a physical presence in such jurisdiction; or

     (d) acquire any interest in any business activity in direct or indirect competition with the Business other than through an investment in securities listed on a stock exchange in Canada or the United States of America, and then only so long as those securities do not represent more than two per cent of the issued securities of any class of any one such company.

For the purposes hereof, "competes" or "competition" shall mean either individually, or in conjunction with another person, whether as principal, agent, employee, shareholder or in any manner whatsoever, carrying on or being engaged in or being concerned with or interested in, or
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permitting its name to be used by a person engaged in, concerned with or interested in any business or activity similar to the Business.

8.   So long as this agreement is in effect and for a period of:

     (a)  two years if

          (i) Deuteronomy voluntarily terminates this agreement or this agreement is terminated for cause hereunder, or

          (ii) Don voluntarily terminates his service arrangement with Deuteronomy; or

     (b) one year if Don otherwise ceases to provide services, directly or indirectly, to Cott;

commencing immediately thereafter, Deuteronomy and Don will not directly or indirectly without the prior written consent of the board of directors of Cott (which may be unreasonably withheld);

     (c) canvass or solicit or endeavour to canvass or solicit, or accept any business from, or be party to a contract or engagement with, any person carrying on business in or in respect of any of:

          (i) the Provinces of Canada where Cott renders or carries on the Business whether or not Cott has a physical presence in such jurisdiction, or

          (ii) the States or Possessions of the United States of America where Cott renders or carries on the business whether or not Cott has a physical presence in such jurisdiction, or

          (iii)any other country, state, province or political subdivision in which any clients or potential clients of Cott render or carry on business whether or not Cott has a physical presence in such jurisdiction; or

who at any time during the preceding twelve months was a client of Cott that may result in that person ceasing to use the services of or acquiring goods from Cott; or

     (d) entice, solicit or endeavour to entice or solicit any officer, employee, contractor, agent or consultant of Cott away from employment with or engagement by Cott whether or not such person would commit a breach of contract by reason of leaving such service.

     For the purposes of paragraphs 7 and 8, "client" shall include any person with whom Cott has or shall have, at any time within the last twelve months, been in negotiation with a view to Cott being instructed to provide goods or services to such person.

9.   Each of Deuteronomy and Don acknowledges that Cott and its Related
Companies have expended and will continue to expend considerable time and money in acquiring and developing trade secrets, products, technology, sales literature and brochures, forms, contracts, other form documents, customer lists, marketing or sales strategies, and other
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information (the "Confidential Data"), and each of Deuteronomy and Don by virtue of this agreement, will have access to the Confidential Data and agrees not to directly or indirectly, without the prior written consent of the board of directors of Cott (which may be unreasonably withheld), in any manner or for any reason whatsoever (other than in the ordinary usual course of the business), disclose to any person any of the Confidential Data, except such Confidential Data as it or he, can establish was a matter of public knowledge as of the date of any such disclosure or that it or he may be required to disclose under applicable laws. Each of Deuteronomy and Don hereby acknowledges and agrees that the prohibition against disclosure of Confidential Data contained herein is in addition to, and not in lieu of, any rights or remedies which Cott may have available to it pursuant to the laws of any jurisdiction or at common law to prevent the disclosure of trade secrets and other industrial or intellectual property rights or interests now or hereafter recognized by law and shall not limit or affect any fiduciary duties to which Don may be subject as a result of Don having been a director of Cott, and the enforcement by Cott of its rights and remedies pursuant to this agreement shall not be construed as a waiver of any other rights or remedies which it may possess in law or under this agreement.

10. The restrictions in paragraphs 7, 8 and 9 shall apply to any action taken by Deuteronomy and Don, directly or indirectly, alone or in concert or in partnership with others, whether as agent, representative, principal, employee, consultant, director or in any other capacity. While the parties believe that all the aforementioned restrictions are reasonable, they may fail for unforeseen technical reasons. Accordingly the parties have agreed that if any of these restrictions are determined to be unenforceable as going beyond what is reasonable in the circumstances for the protection of the interests of Cott and its shareholders but would be valid if, for example, the scope of their time periods or geographic areas were limited, the restrictions shall apply with such modifications as may be necessary to make them valid and effective. The parties agree that damages alone would be an inadequate remedy for any breach of the provisions set forth in paragraphs 7, 8 and 9 and that Cott will be entitled to injunctive relief in addition to any other remedy available.

11. Cott may terminate or not renew this agreement at any time for cause. Without limiting the generality of the foregoing, cause shall include the following behaviour by Don or any of the other Deuteronomy Personnel:

     (a) intoxication or use of drugs affecting their services provided hereunder;

     (b) intermittent intoxication or use of drugs without proof of whether the services provided hereunder are affected;

     (c)  continual tardiness;

     (d)  continual use of obscene language;

     (e)  dishonesty;

     (f)  the inability to perform the services as set out herein;

     (g)  decline in work performance over a reasonable period of time;

     (h) refusal or inability to carry out lawful orders, instructions or rules given by Cott;
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     (i)  inability to get along with others after a reasonable period of time;
          or

     (j)  failure to comply with all of the terms of this agreement.

For greater certainty, Deuteronomy shall be deemed to have terminated this agreement if Don shall die, Don shall become incapable, whether as a result of physical or mental incapacity, of performing services hereunder for any period exceeding six consecutive months or a total of 180 days within a 270-day period, or Deuteronomy is otherwise unable to provide the services of Don in the manner contemplated in this agreement. In the event that this agreement is terminated pursuant to this paragraph 11, Cott shall have no further liability hereunder. Deuteronomy acknowledges and agrees that it will discharge any of its employees for the same behaviour as hereinbefore set out.

12. Except for the provisions of paragraphs 7, 8 and 9 hereof, which are stated to survive for two (2) years or one (1) year, as the case may be, following the termination of this agreement, the term of this agreement shall be three (3) years commencing on the date hereof and ending on the 1st day of June, 2002.

13. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated, in all respects, as an Ontario contract. All of the parties to this agreement hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

14. All notices, requests, demands and other communications required or permitted to be given by one party to another under this agreement shall be given in writing by personal delivery, facsimile transmission or by registered mail, postage prepaid, addressed to such other party or delivered to such other party as follows:

     (a)  if to Cott:                        Cott Corporation
                                             207 Queen's Quay West, Suite 800
                                             Toronto, Ontario  M5J 1A7
                                             Attention:  General Counsel
                                             Fax Number:  (416) 203-5609

     (b)  if to Deuteronomy:                 Deuteronomy Inc.
                                             R.R. #1
                                             Schomberg, Ontario  L0G 1T0
                                             Attention:  President
                                             Fax Number:  (905) 939-8270

     (c)  if to Don:                         Don Watt
                                             R.R. #1
                                             Schomberg, Ontario  L0G 1T0
                                             Fax Number:  (905) 929-8270

or at such other address of which written notice is given and such notices, requests, demands or other communications shall be deemed to have been received, if personally delivered, when delivered, if by facsimile transmission, upon issue of a fax confirmation receipt, and if mailed by registered mail, on the fourth business day after the mailing thereof; provided that if any such
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notice, request, demand or other communication shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities on or before the fourth business day after the mailing thereof, such notice, request, demand or other communication must be given again by personal delivery or by facsimile transmission.

15. If any paragraph or any portion thereof is determined to be unenforceable or invalid, that unenforceability or invalidity shall not affect the remaining portions of this agreement and such unenforceable or invalid paragraph or portion thereof shall be deemed to be severed from the remainder of this agreement.

     IN WITNESS WHEREOF the parties hereto have executed and delivered this agreement as of the date first above written.

                                             COTT CORPORATION

                                             By: /s/ Mark R. Halperin
                                                -------------------------------
                                                Name:
                                                Title:

                                             DEUTERONOMY INC.

                                             By: /s/ Donald G. Watt
                                                -------------------------------
                                                Name:
                                                Title:

SIGNED, SEALED AND DELIVERED in the presence of:

/s/ Geoffrey Belchetz                          /s/ Donald G. Watt            l/s
------------------------------                 ------------------------------
Witness                                        DONALD WATT
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                                  SCHEDULE `A'

                                DEUTERONOMY INC.

For an aggregate period of 100 days during each full one year period Deuteronomy shall provide its services to Cott which include consultation and advice for Cott and its retailers on market positioning product development and packaging, brand relationships in retail product programs as well as acquisitions and divestiture opinions, all primarily directed to assist Cott's marketing efforts in the United States. The services of Deuteronomy will always include the personal involvement of Don Watt.